STOCK PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (this "Agreement") is made this ___ day of July, 2001 between Viva Gaming & Resorts Inc., a Florida corporation ("Buyer") and Phoenix Leisure, Inc., a Nevada corporation ("Secured Party") with reference to the following facts:

         A. Buyer is obligated to Secured Party in the amounts of One Million Five Hundred Thousand Dollars ($1,500,000) and Five Hundred Thousand Dollars ($500,000) under those certain Promissory Notes dated April 5, 2001 and the date hereof, respectively, copies of which are attached hereto as Exhibit "A."

         B. It is the desire and intent of the parties hereto that the obligation of Buyer referred to above be secured in the manner hereinafter set forth.

         IT IS AGREED AS FOLLOWS:

         1. Buyer hereby grants to Secured Party a security interest in One Hundred percent (100%) of the stock of Viva Gaming & Resorts De Mexico, S.A. DE C.V., a corporation organized under the laws of Mexico ("Collateral"). Said security interest is granted to secure the performance of the obligation of Buyer arising under the Promissory Notes referred to in Paragraph A above.

         2. To perfect said security interest created hereby, Buyer hereby pledges or, when received by Buyer, will pledge, said Collateral to Sklar Warren Conway & Williams LLP, a Nevada limited liability partnership, who shall act as pledgeholder hereunder ("Pledgeholder"), and who shall hold said Collateral as a Pledgeholder and trustee, only subject to the terms of this Agreement and the legal and equitable rights of the parties hereto.

         3. Secured Party and Buyer shall have, respectively, the rights of a secured party and debtor as provided under the provisions of the Nevada Uniform Commercial Code, including any legislative amendments thereto which may be hereinafter enacted. Secured Party shall retain and have all voting rights represented by the Collateral until such time as Buyer has performed all of its obligations under this Agreement and the Promissory Note referred to in Paragraph 1 above.

         4. Buyer shall be in default under this Agreement if Buyer is in default under the terms of the Promissory Notes referred to in Paragraph A hereof.

         5. Upon default, and after ten (10) days written notice of their intention to do so, Secured Party may direct Pledgeholder and Pledgeholder shall comply therewith, to dispose of said Collateral in any manner provided by the Nevada Uniform Commercial Code, applying the proceeds generated thereby, if any, in the manner provided by the Nevada Uniform Commercial Code. Buyer shall be liable for all costs incurred due to default, including reasonable attorney fees, and the same shall be deducted from the proceeds, if any, generated by a sale under default, all as provided by the Nevada Uniform Commercial Code.

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         6. Upon satisfactory proof in writing that the underlying obligations of Buyer have been satisfied, Pledgeholder shall forthwith tender and deliver to Buyer the Collateral. Buyer and Secured Party and their assigns expressly agree to indemnify and hold Pledgeholder harmless including reasonable attorneys fees from any dispute which may arise between them as to the rights in and to the Collateral or the proceeds thereof.

         7. Secured Party may assign this Agreement and the underlying $1,500,000 Promissory Note (and with the written consent of the Buyer, the $500,000 Promissory Note). If Secured Party does assign this Agreement and the $1,500,000 Promissory Note, the assignee shall be entitled, on notifying Buyer and the Pledgeholder, to the security interest in the Collateral under Paragraph 1 hereof, to secure performance or payment of Buyer's obligation as stated in this Agreement, and to secure performance of all of Buyer's obligation and agreements under Paragraphs 1 and 4 hereof, and as contained in said $1,500,000 Promissory Note attached hereto as Exhibit "A," and assignee shall be entitled to all of Secured Party's rights and remedies under this Paragraph and Paragraphs 3, 4, 5 and 8. Buyer will assert no claims or defenses they may have against Secured Party against the assignee except those granted in this Agreement. Secured Party and assignee shall accomplish an assignment hereunder by giving written notice thereof to Buyer and Pledgeholder; said notice shall be accomplished by use of the United States mail postage prepaid, first class, and shall be effective upon posting.

         8. Irrespective of default, Secured Party may delay or omit to exercise any right or remedy, under this Agreement without waiving any right or remedy, unless Secured Party gives Buyer a signed waiver in express terms.

         9. Any approval, notice, request, waiver or other communication required or permitted to be given by either party hereunder shall be satisfactory if in writing and delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested (including telegrams or mailgrams), as follows:

                  To Secured Party:         Viva Gaming & Resorts Inc.
                                            3611 S. Lindell Road, Suite 201
                                            Las Vegas, Nevada 89103
                                            Attention:  Robert Sim

                  To Buyer:                 Phoenix Leisure, Inc.
                                            3611 S. Lindell Road, Suite 201
                                            Las Vegas, Nevada 89103
                                            Attention:  Peter LaFemina


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                  To Pledgeholder:          Sklar Warren Conway & Williams LLP
                                            221 North Buffalo Drive, Suite A
                                            Las Vegas, Nevada 89145
                                            Attention:  Bryan M. Williams, Esq.


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         10. Secured Party and Buyer agree that the laws of the State of Nevada shall govern the construction of and the interests, rights and duties of the parties to this Agreement and that if any of the provisions of this Agreement shall contravene or be held invalid under the laws of any competent jurisdiction, this Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties shall be construed and enforced accordingly.

         11. This Agreement contains the entire Agreement between the parties and may not be changed, modified, terminated or discharged, except in writing signed by all of the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  "SECURED PARTY"

                                  Phoenix Leisure, Inc., a Nevada corporation

                                  By:
                                      ------------------------------------------
                                      Its:
                                          --------------------------------------

                             "BUYER"

                             Viva Gaming & Resorts Inc., a Florida corporation

                                   By:
                                      ------------------------------------------
                                       Its:
                                           -------------------------------------


                              "PLEDGEHOLDER"

                              Sklar Warren Conway & Williams LLP, a Nevada
                                 limited liability partnership

                                    By:
                                       -----------------------------------------
                                        Its:
                                            ------------------------------------


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